Exhibit 23.01 - Consent of Independent Accountants

We consent to the inclusion or incorporation by reference in the registration statements of Saks Holdings, Inc. on Forms S-8 (File No.'s 333-18589, 333-35389 and 333-05569) of our reports dated March 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Saks Holdings, Inc. as of January 31, 1998 and February 1, 1997 and for each of the three years in the period ended January 31, 1998, which reports are included or incorporated by reference in this Annual Shareholders Report on Form 10-K.


                                       /s/ Coopers & Lybrand L.L.P.

New York, New York
May 1, 1998